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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

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                          ASPECT MEDICAL SYSTEMS, INC.

                                     ISSUER

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

                                   ----------

                                    INDENTURE

                            Dated as of June 20, 2007

                                   ----------

                     2.50% CONVERTIBLE SENIOR NOTES DUE 2014

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions...............................................      1
Section 1.02.  Incorporation by Reference of Trust Indenture Act.........     14
Section 1.03.  Notices, Etc. to the Trustee and Company..................     14
Section 1.04.  Effect of Headings and Table of Contents..................     15

                                    ARTICLE 2
                                   NOTE FORMS

Section 2.01.  Form Generally............................................     15
Section 2.02.  Form of Note..............................................     15
Section 2.03.  Form of Notice of Conversion..............................     26
Section 2.04.  Form of Assignment........................................     27
Section 2.05.  Mutilated, Destroyed, Lost or Stolen Notes................     27
Section 2.06.  Execution, Authentication and Delivery of Notes...........     28
Section 2.07.  Exchange and Registration of Transfer of Notes;
               Restrictions on Transfer; Depositary......................     29

                                    ARTICLE 3
                                    THE NOTES

Section 3.01.  Title and Terms...........................................     34
Section 3.02.  Denominations.............................................     35
Section 3.03.  Global Notes; Non-Global Notes; Book-entry Provisions.....     35
Section 3.04.  Payment of Liquidated Damages.............................     36
Section 3.05.  Cancellation of Notes Paid, Etc...........................     37
Section 3.06.  CUSIP Numbers.............................................     37
Section 3.07.  Persons Deemed Owners.....................................     37
Section 3.08.  Special Record Date.......................................     37

                                    ARTICLE 4
                       PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.  Payment of Principal, Interest and Liquidated Damages.....     38
Section 4.02.  Maintenance of Office or Agency...........................     39
Section 4.03.  Appointments to Fill Vacancies in Trustee's Office........     39
Section 4.04.  Provisions as to Paying Agent.............................     40
Section 4.05.  Existence.................................................     41
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Section 4.06.  Rule 144A Information Requirement and Annual Reports......     41
Section 4.07.  Compliance Certificate; Statements as to Defaults.........     41
Section 4.08.  Further Instruments and Acts..............................     42
Section 4.09.  Liquidated Damages. ......................................     42

                                    ARTICLE 5
                                    REMEDIES

Section 5.01.  Events of Default.........................................     42
Section 5.02.  Acceleration of Maturity; Rescission and Annulment........     44
Section 5.03.  Unconditional Right of Holders to Receive Principal,
               Liquidated Damages and Interest and to Convert............     46
Section 5.04.  Waiver of Past Defaults...................................     46
Section 5.05.  Waiver of Stay, Usury or Extension Laws. .................     46
Section 5.06.  Conditions to Enforcement. ...............................     47
Section 5.07.  Control by Holders. ......................................     47

                                   ARTICLE 6
                            CONCERNING THE TRUSTEE

Section 6.01.  Duties and Responsibilities of Trustee. ..................     47
Section 6.02.  Reliance on Documents, Opinions, Etc. ....................     49
Section 6.03.  No Responsibility for Recitals, Etc. .....................     51
Section 6.04.  Trustee, Paying Agents or Registrar May Own Notes. .......     51
Section 6.05.  Monies to be Held in Trust................................     51
Section 6.06.  Compensation and Expenses of Trustee......................     51
Section 6.07.  Officers' Certificate as Evidence. .......................     52
Section 6.08.  Conflicting Interests of Trustee. ........................     52
Section 6.09.  Eligibility of Trustee....................................     53
Section 6.10.  Resignation or Removal of Trustee.........................     53
Section 6.11.  Acceptance by Successor Trustee...........................     54
Section 6.12.  Succession by Merger, Etc.................................     55
Section 6.13.  Limitation on Rights of Trustee as Creditor...............     55
Section 6.14.  Trustee's Application for Instructions from the Company...     56

                                   ARTICLE 7
                            CONCERNING THE HOLDERS

Section 7.01.  Action By Holders.........................................     56
Section 7.02.  Proof of Execution by Holders.............................     57
Section 7.03.  Revocation of Consents; Future Holders Bound..............     57

                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

Section 8.01.  Supplemental Indentures Without Consent of Holders of
               Notes.....................................................     57
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Section 8.02.  Supplemental Indentures with Consent of Holders of Notes..     58
Section 8.03.  Effect of Supplemental Indentures.........................     59
Section 8.04.  Notation on Notes. .......................................     60
Section 8.05.  Evidence of Compliance of Supplemental Indenture to be
               Furnished to the Trustee..................................     60

                                    ARTICLE 9
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 9.01.  List of Holders.  ........................................     60
Section 9.02.  Preservation of Information...............................     60

                                  ARTICLE 10
               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01. Company May Consolidate, Etc. on Certain Terms............     61
Section 10.02. Successor Corporation to be Substituted. .................     62
Section 10.03. Officers' Certificate and Opinion of Counsel to be Given
               Trustee. .................................................     62

                                   ARTICLE 11
                                HOLDERS' MEETINGS

Section 11.01. Purpose of Meetings. .....................................     63
Section 11.02. Call of Meetings by Trustee. .............................     63
Section 11.03. Call of Meetings by Company or Holders. ..................     63
Section 11.04. Qualifications for Voting. ...............................     64
Section 11.05. Regulations...............................................     64
Section 11.06. Voting....................................................     64
Section 11.07. No Delay of Rights by Meeting.............................     65

                                   ARTICLE 12
                               CONVERSION OF NOTES

Section 12.01. Conversion Privilege and Conversion Rate..................     65
Section 12.02. Exercise of Conversion Privilege..........................     69
Section 12.03. Fractions of Shares.......................................     72
Section 12.04. Adjustment of Conversion Rate.............................     74
Section 12.05. Notice of Adjustments of Conversion Rate..................     85
Section 12.06. Company to Reserve Common Stock...........................     86
Section 12.07. Taxes on Conversions......................................     86
Section 12.08. Certain Covenants.........................................     86
Section 12.09. Cancellation of Converted Notes...........................     87
Section 12.10. Provision in Case of Effect of Reclassification,
               Consolidation, Merger or Sale.............................     87
Section 12.11. Responsibility of Trustee for Conversion Provisions.......     89
Section 12.12. Right to Set-off Withholding Taxes. ......................     89
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                                   ARTICLE 13
                                    DISCHARGE

Section 13.01. Discharge of Liability on Notes...........................     90
Section 13.02. Reinstatement.............................................     91
Section 13.03. Officers' Certificate; Opinion of Counsel.................     91

                                  ARTICLE 14
                              REPURCHASE OF NOTES

Section 14.01. Right to Require Repurchase Upon a Fundamental Change.....     91

                                  ARTICLE 15
                           MISCELLANEOUS PROVISIONS

Section 15.01. Provisions Binding on Company's Successors. ..............     96
Section 15.02. Official Acts by Successor Corporation. ..................     96
Section 15.03. Addresses for Notices, Etc................................     96
Section 15.04. Governing Law. ...........................................     96
Section 15.05. Evidence of Compliance with Conditions Precedent;
               Certificates and Opinions of Counsel to Trustee...........     97
Section 15.06. Legal Holidays. ..........................................     97
Section 15.07. No Security Interest Created..............................     97
Section 15.08. Benefits of Indenture. ...................................     97
Section 15.09. Table of Contents, Headings, Etc..........................     97
Section 15.10. Authenticating Agent......................................     98
Section 15.11. Execution in Counterparts.................................     98
Section 15.12. Waiver of Jury Trial......................................     99
Section 15.13. Force Majeure.............................................     99
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     INDENTURE, dated as of June 20, 2007, between ASPECT MEDICAL SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at One Upland Road, Norwood, Massachusetts 02062 (herein called the "COMPANY" as more fully set forth in Section 1.01), and U.S. BANK NATIONAL ASSOCIATION, a national banking corporation, as Trustee hereunder (herein called the "TRUSTEE" as more fully set forth in Section 1.01).

                             RECITALS OF THE COMPANY

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.50% Convertible Senior Notes due 2014 (hereinafter sometimes called the "NOTES"), initially in an aggregate principal amount not to exceed $125,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, the Form of Assignment, the Form of Fundamental Change Repurchase Notice, and the Form of Notice of Conversion are to be substantially in the forms hereinafter provided for; and

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid and legally binding agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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     (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

     (c) all other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "ACT," when used with respect to any Holder of a Note, has the meaning specified in Section 7.01.

     "ADDITIONAL NOTES" means any Notes (in addition to the Initial Notes) issued under this Indenture in accordance with Section 3.01, as part of the same series as the Initial Notes.

     "ADDITIONAL SHARES" has the meaning specified in Section 12.01.

     "ADJUSTMENT DETERMINATION DATE" has the meaning specified in Section 12.04.

     "ADJUSTMENT EVENT" has the meaning specified in Section 12.04.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGENT MEMBER" means any member of, or participant in, the Depositary.

     "AMERICAN DEPOSITARY RECEIPTS" means a negotiable United States security that represents a non-United States company's publicly traded equity.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and

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procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

     "CAPITAL STOCK" means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

     "CLOSE OF BUSINESS" means 5:00 p.m. (New York City time).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of
Section 12.10, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "COMMON STOCK" includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

     "COMPANY" means Aspect Medical Systems, Inc., a Delaware corporation, and subject to the provisions of Article 10, shall include its successors and assigns (including any Successor Company) and, to the extent the obligations hereunder

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shall be obligations of more than one entity pursuant to Section 12.10, shall include each of such entities.

     "COMPANY ORDER" means a written order of the Company, signed by (a) the Company's Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) any such other officer designated in clause (a) of this definition or the Company's Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

     "CONTINUING DIRECTORS" means (i) individuals who on the Issue Date constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company's stockholders was approved by at least a majority of the Company's directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date or whose election or nomination for election was previously so approved.

     "CONVERSION AGENT" means any Person authorized by the Company to convert Notes in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 4.02.

     "CONVERSION DATE" has the meaning specified in Section 12.02.

     "CONVERSION OBLIGATION" has the meaning specified in Section 12.01.

     "CONVERSION PRICE" means at any time the amount equal to $1,000 divided by the then current Conversion Rate.

     "CONVERSION RATE" has the meaning specified in Section 12.01.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110
Attention: Corporate Trust Services).

     "CORPORATION" means a corporation, company, association, joint-stock company or business trust.

     "DAILY CONVERSION VALUE" means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, 1/40th of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.10) on such VWAP Trading Day, as determined by the Company. Any determination of the Daily Conversion Value by the Company shall be conclusive absent manifest error.

     "DAILY SETTLEMENT AMOUNT" means, for each of the 40 VWAP Trading Days during the Observation Period,

          (i) an amount of cash equal to the lesser of (x) $25 and (y) the Daily Conversion Value for such VWAP Trading Day; and

          (ii) if such Daily Conversion Value exceeds $25, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $25, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day.

     "DAILY VWAP" of the Common Stock, or the consideration received by stockholders in exchange for the Common Stock, means for each of the 40 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page ASPM.Q (equity) AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such VWAP Trading Day using a volume-weighted method (or, in the case of Reference Property consisting of cash, the amount of such cash, or in the case of Reference Property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained by the Board of Directors for this purpose.

     "DEFAULT" means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 5.01.

     "DEFAULTED INTEREST" has the meaning specified in Section 3.08.

     "DISTRIBUTED PROPERTY" has the meaning specified in Section 12.04.

     "DOLLAR," "U.S. $" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "DTC" means The Depository Trust Company, a New York corporation, or any successor.

     "EFFECTIVE DATE" means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

     "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EX-DATE" means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.

     "EXTENSION FEE" has the meaning specified in Section 5.02.

     "EXTENSION RIGHT" has the meaning specified in Section 5.02.

     "FUNDAMENTAL CHANGE" will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

          (1) any Person acquires beneficial ownership directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of the Company's Subsidiaries or any of the Company's employee benefit plans (for purposes of this clause (1), whether a Person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, and "Person" shall include any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act); or

          (2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company's assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

               (a) that does not result in a reclassification, conversion, exchange or cancellation of the Company's outstanding Common Stock;

               (b) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company's Common Stock solely into shares of common stock of the surviving entity; or

               (c) pursuant to which the consideration received by the holders of the Company's Common Stock immediately prior to the transaction entitles them to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the surviving or resulting corporation immediately following such merger or consolidation; or

          (3) the Company's Continuing Directors do not constitute a majority of Board of Directors (or, if applicable, a successor Person to the Company); or

          (4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company's liquidation or dissolution; or

          (5) shares of Common Stock, or shares of any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

     "FUNDAMENTAL CHANGE EXPIRATION TIME" has the meaning specified in Section 14.01.

     "FUNDAMENTAL CHANGE REPURCHASE DATE" has the meaning specified in Section 14.01.

     "FUNDAMENTAL CHANGE REPURCHASE NOTICE" has the meaning specified in Section 14.01.

     "FUNDAMENTAL CHANGE REPURCHASE PRICE" has the meaning specified in Section 14.01.

     "FUNDAMENTAL CHANGE REPURCHASE RIGHT NOTICE" has the meaning specified in
Section 14.01.

     "GLOBAL NOTE" means a Note that is registered in the Note Register in the name of a Depositary or a nominee thereof.

     "HOLDER" means the Person in whose name the Note is registered in the Note Register.

     "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     "INITIAL NOTES" means the first $125,000,000 aggregate principal amount of the Notes issued under this Indenture on the date hereof.

     "INITIAL PURCHASER" means Goldman, Sachs & Co.

     "INTEREST PAYMENT DATE" means June 15 and December 15 of each year, beginning December 15, 2007.

     "ISSUE DATE" means June 20, 2007.

     "LAST REPORTED SALE PRICE" means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

     "LIQUIDATED DAMAGES" means Liquidated Damages as defined in the Registration Rights Agreement.

     "MAKE-WHOLE FUNDAMENTAL CHANGE" means any transaction or event that constitutes a Fundamental Change pursuant to clauses (1), (2), (4) or (5) under the definition of Fundamental Change; provided, however, that in the case of clause (5) under the definition of Fundamental Change, no increase will be made unless the shares of Common Stock are not listed for trading for a period in excess of 15 calendar days.

     "MARKET DISRUPTION EVENT" means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

     "MATURITY," when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the repurchase right set forth in Article 14 or otherwise.

     "MATURITY DATE" means June 15, 2014.

     "MEASUREMENT PERIOD" has the meaning specified in Section 12.01.

     "MERGER EVENT" has the meaning specified in Section 12.10.

     "NET SHARE SETTLEMENT ELECTION" has the meaning specified in Section 12.02(b).

     "NOTE REGISTER" shall have the meaning specified in Section 2.07(a).

     "NOTE REGISTRAR" shall have the meaning specified in Section 2.07(a).

     "NOTES" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company." Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "NOTICE OF CONVERSION" has the meaning specified in Section 12.02.

     "OBSERVATION PERIOD" means, with respect to any Notes:

          (i) with respect to any Conversion Date that occurs on or after the 45th Scheduled Trading Day prior to the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on and including the 42nd Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

          (ii) in all other instances, the 40 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the Conversion Date.

     "OFFERING CIRCULAR" means the final offering circular dated June 14, 2007 with respect to the offering and sale of the Notes.

     "OFFICERS' CERTIFICATE" means a certificate signed by (i) the Chairman of the Board or the Chief Executive Officer, the President or any Vice President and by (ii) the Chief Financial Officer, Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.07 shall be the principal executive, financial or accounting officer of the Company.

     "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Trustee. Each such opinion shall include the statements in Section 15.05 if and to the extent required by the provisions of such Section.

     "OUTSTANDING," when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

          (iii) Notes in lieu of which, or in substitution for which, other Notes have been authenticated and delivered pursuant to this Indenture; and

          (iv) Notes converted into Common Stock pursuant to Article 12;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers' Certificate to such effect.

     "PAYING AGENT" means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 4.02.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a "person" under Section 13(d)(3) of the Exchange Act.

     "PLACE OF CONVERSION" has the meaning specified in Section 3.01.

     "PLACE OF PAYMENT" has the meaning specified in Section 3.01.

     "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "PRESS RELEASE" means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services.

     "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated June 14, 2007, between the Company and the Initial Purchaser.

     "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A.

     "RECORD DATE" means any Regular Record Date or Special Record Date.

     "RECORD DATE PERIOD" means the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to 9:00 a.m., New York City time, on such Interest Payment Date.

     "REFERENCE PROPERTY" has the meaning specified in Section 12.10.

     "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of June 20, 2007, between the Company and Goldman, Sachs & Co., acting on behalf of itself as the Initial Purchaser, as amended from time to time.

     "REGULAR RECORD DATE" for interest payable in respect of any Note on any Interest Payment Date means the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "RESALE RESTRICTION TERMINATION DATE" shall have the meaning specified in
Section 2.07(b).

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RULE 144A" means Rule 144A as promulgated under the Securities Act.

     "SCHEDULED TRADING DAY" means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "SPECIAL RECORD DATE" has the meaning specified in Section 3.08.

     "SPIN-OFF" has the meaning specified in Section 12.04.

     "STOCKHOLDER APPROVAL" means the vote of a majority of shares of the Common Stock voted at a duly called and convened stockholder meeting (or written consent in lieu of a meeting) to settle conversions of Notes in cash and shares of the Common Stock in the manner described in Section 12.02(b), all in accordance with applicable law, the Company's constituent documents and any applicable exchange or regulatory requirements.

     "STOCK PRICE" means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.01(e), which shall be equal to (i) if holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the date on which such Fundamental Change occurs or becomes effective.

     "STOCK RECORD DATE" has the meaning specified in Section 12.04.

     "SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "VOTING STOCK" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

     "SUCCESSOR COMPANY" has the meaning specified in Section 10.01(a).

     "SUCCESSOR NOTE" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "TRADING DAY" means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

     "TRADING PRICE" with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $1.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers, which may include the Initial Purchaser, selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. Any such determination by the Trustee shall be conclusive absent manifest error.

     "TRADING PRICE CONDITION" has the meaning specified in Section 12.01.

     "TRANSFER" shall have the meaning specified in Section 2.07(b).

     "TRIGGER EVENT" has the meaning specified in Section 12.04.

     "TRUSTEE" means U.S. Bank National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee serving as successor trustee hereunder.

     "VWAP MARKET DISRUPTION EVENT" means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New

York City time on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

     "VWAP TRADING DAY" means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. For purposes of determining payment upon conversion of the Notes in accordance with Section 12.02 (including, for the avoidance of doubt, for purposes of the definition of "Observation Period" in Section 12.02), if the Common Stock is not so listed or traded, then "VWAP Trading Day" shall mean "Business Day."

     Section 1.02. Incorporation by Reference of Trust Indenture Act.

     This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

     "INDENTURE SECURITIES" means the Notes.

     "INDENTURE SECURITY HOLDER" means a Holder.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

     All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

     Section 1.03. Notices, Etc. to the Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Notes or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder of Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office, Attention: Corporate Client Services (Aspect Medical Systems, Inc.).

     (b) the Company by the Trustee or by any Holder of Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at One Upland Road, Norwood, Massachusetts 02062, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.04. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                    ARTICLE 2
                                   NOTE FORMS

     Section 2.01. Form Generally.

     The Notes shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form.

     Notices of Conversion shall be in substantially the form set forth in
Section 2.03.

     The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be listed for trading, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

     Section 2.02. Form of Note.

                             [FORM OF FACE OF NOTE]

THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                          ASPECT MEDICAL SYSTEMS, INC.
                     2.50% Convertible Senior Note due 2014

No. ______________                                              $_______________

CUSIP No. ____________

     ASPECT MEDICAL SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum [of ________ United States Dollars (U.S. $______ )] [IF THIS NOTE IS A GLOBAL NOTE, THEN INSERT - set forth on the Principal Schedule Attached to this Note] on June 15, 2014, and to pay interest thereon, from June 20, 2007, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each, an "INTEREST PAYMENT DATE"), commencing December 15, 2007, at the rate of 2.50% per annum, until the principal hereof is due, and at the same rate on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be listed for trading, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of U.S. $5.0 million and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 calendar days prior to the relevant payment date). Payment of interest on this Note may be made on an Interest Payment Date by

United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of U.S. $5.0 million and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 calendar days prior to the relevant payment date).

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                        ASPECT MEDICAL SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Attest:


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:
       --------------------------

U.S. BANK NATIONAL ASSOCIATION,
as Trustee


By:
    ---------------------------------
    Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                          ASPECT MEDICAL SYSTEMS, INC.
                     2.50% Convertible Senior Note due 2014

     This Note is one of a duly authorized issue of Notes of the Company designated as its "2.50% CONVERTIBLE SENIOR NOTES DUE 2014" (herein called the "NOTES") issued and to be issued under an Indenture dated as of June 20, 2007, between the Company and U.S. Bank National Association, as Trustee (herein called the "TRUSTEE," which term includes any successor trustee under the Indenture referred to herein as the "INDENTURE"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder shall issue the new Notes in the requested denominations. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

     No sinking fund is provided for the Notes and the Notes are not subject to redemption at the option of the Company.

     In any case where the due date for the payment of the principal of or interest on any Note or the last day on which a Holder of a Note has a right to convert his Note shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such Note need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02(a)-(i) of the Indenture, without the consent of each Holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.

     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after March 15, 2014, or earlier upon the occurrence of certain conditions specified in the Indenture, and prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into shares of Common Stock or Reference Property (or, if the Company has received Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election pursuant to Section 12.02(b) of the Indenture prior to the Conversion Date, cash and shares of Common Stock or Reference Property, if any), in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is contained under Section 2.03 of the Indenture, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 52.4294 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends on any such shares issued upon conversion of such Notes except as provided in the Indenture.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

                         [INCLUDE IN GLOBAL NOTES ONLY]

                               PRINCIPAL SCHEDULE

                          ASPECT MEDICAL SYSTEMS, INC.
                     2.50% Convertible Senior Note due 2014

No. _____

The initial principal amount of this Global Note is $________. The following decreases or increases in this Global Note have been made:

   Date of      Amount of decrease in   Amount of increase in    Principal Amount of this          Signature of
 decrease or       Principal Amount      Principal Amount of    Global Note following such     authorized signatory
   increase      of this Global Note       this Global Note        decrease or increase      of Trustee or Custodian
-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


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-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


-------------   ---------------------   ---------------------   --------------------------   -----------------------


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

                  FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Aspect Medical Systems, Inc.

     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Aspect Medical Systems, Inc. (the "COMPANY") as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, ______________ an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.

Dated:
       -----------------------


-------------------------------------


-------------------------------------
Signature(s)

Signature(s) must be guaranteed by an
Eligible Guarantor Institution with
membership in an approved signature
guarantee program pursuant to Rule
17Ad-15 under the Securities Exchange
Act of 1934.


-------------------------------------
Signature Guaranteed

Principal amount to be repurchased
(at least U.S. $1,000 or an integral
multiple of $1,000 in excess
thereof):
          -------------------

Remaining principal amount following
such repurchase (not less than U.S.
$1,000):
         --------------------


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

     Section 2.03. Form of Notice of Conversion.

                              NOTICE OF CONVERSION

     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property, as applicable (or, if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election pursuant to Section 12.02(b) of the Indenture prior to the Conversion Date in respect of this notice, cash and shares of Common Stock or Reference Property, if any) in accordance with the terms of the Indenture referred to in this Note, and directs that such shares or such combination of cash and shares, if any, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
       ------------------------------   ----------------------------------------
                                        Signature(s)

If shares or Notes are to be
registered in the name of a Person
other than the Holder, please print
such Person's name and address:

-------------------------------------
(Name)

-------------------------------------

-------------------------------------
(Address)

-------------------------------------
Social Security or other
Identification Number, if any

-------------------------------------
[Signature Guaranteed]

     If only a portion of the Notes is to be converted, please indicate:

1.   Principal amount to be converted: U.S. $ ___________

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

     Amount: U.S. $___________ Denominations: U.S. $____________

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

     Section 2.04. Form of Assignment.

                                   ASSIGNMENT

     For value received, ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert Social Security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:                                  Signature(s)
       ------------------------------                ---------------------------

     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranteed

     Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also (a) furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof and (b) surrender any mutilated Note to the Trustee.

     The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be submitted for conversion shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment or the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section
2.05 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

     Section 2.06. Execution, Authentication and Delivery of Notes.

     The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"). Notes shall be dated the date of their authentication.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note set forth in Section 2.02, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Section 2.07. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.

     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to
Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

     All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or his attorney-in-fact duly authorized in writing.

     No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of any Notes, or a portion of any Note, surrendered upon a Fundamental Change (and not withdrawn) except in accordance with Article 14 hereof.

     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

     (b) Every Note that bears or is required under this Section 2.07(b) to bear the legend set forth in this Section 2.07(b) (together with any Common Stock issued upon its conversion and required to bear the legend set forth in Section 2.07(c), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.07(b) (including the legend set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07(b) and Section 2.07(c), the term "TRANSFER" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     Until the date (the "RESALE RESTRICTION TERMINATION DATE") that is two years after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereto, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.07(c), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE

AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.07(b). The Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Notes or the Common Stock has been declared effective under the Securities Act.

     (c) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS COMMON STOCK IS HEREBY NOTIFIED THAT THE SELLER OF THIS COMMON STOCK MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THIS COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE

SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS COMMON STOCK AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS COMMON STOCK TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OR RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS COMMON STOCK TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(c).

     (d) Any Note or Common Stock issued upon conversion of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being "Restricted Securities" (as defined under Rule 144).

     (e) Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers' Certificate and Opinion of Counsel provided for in this
Section 2.07(e), (i) each reference in Section 2.07(c) to "two years" and in the restrictive legend set forth in such paragraph to "TWO YEARS" shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.07(c) to "two years" and in the restrictive legend set forth in such paragraph to "TWO YEARS" shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.07(e) will not be effective until such time as the Opinion of Counsel and

Officers' Certificate have been received by the Trustee hereunder. This Section 2.07(e) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

                                    ARTICLE 3
                                    THE NOTES

     Section 3.01. Title and Terms.

     The Notes shall be known and designated as the "2.50% Convertible Senior Notes due 2014" of the Company. Their Maturity Date shall be June 15, 2014, and they shall bear interest on their principal amount from June 20, 2007, payable semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2007, at the rate of 2.50% per annum until the principal thereof is due; provided, however, that payments shall only be made on a Business Day as provided in Section 15.06. The Company may, without the consent of the Holders of the Notes, issue Additional Notes from time to time in the future with the same terms and the same CUSIP number as the Initial Notes in an unlimited principal amount; provided that such Additional Notes must be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes.

     The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     The principal of and interest on the Notes shall be payable as provided in the form of Notes set forth in Section 2.02. The Fundamental Change Repurchase Price shall be payable at such place as is identified in the Fundamental Change Repurchase Right Notice given pursuant to Section 14.01(b) (such city in which the identified Paying Agent is located being herein called a "PLACE OF PAYMENT").

     The Notes shall be senior unsecured obligations of the Company and shall rank pari passu with all of the Company's other senior unsecured obligations.

     The Notes may not be redeemed at the option of the Company prior to Maturity.

     The Notes shall be convertible as provided in Article 12 (any city in which any Conversion Agent is located being herein called a "PLACE OF CONVERSION").

     The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Article 14.

     Section 3.02. Denominations. The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

     Section 3.03. Global Notes; Non-Global Notes; Book-entry Provisions.

     (a) Global Notes

          (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Company hereby appoints DTC as the Depositary.

          (ii) Except for exchanges of Global Notes for definitive, non-Global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In such event, if a successor Depositary for such Global Note is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate directing the authentication and delivery of non-Global Notes, shall authenticate and deliver, non-Global Notes, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note.

          (iii) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 3. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to this Article 3, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Notes are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).

          (iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in accordance with clause (b) of this Section 3.03.

          (v) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note shall not be considered the owners or holders thereof.

     (b) Non-Global Notes. Notes issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.

     Section 3.04. Payment of Liquidated Damages. If required by the Registration Rights Agreement, the Company shall pay Liquidated Damages in the manner and to the Persons set forth in the Registration Rights Agreement.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of "Liquidated Damages" provided for in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of the Registration Rights Agreement and express mention of the payment of Liquidated Damages (if applicable) in any provisions hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where such express mention is not made.

     Section 3.05. Cancellation of Notes Paid, Etc.. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposal, shall deliver a certificate of such disposal to the Company, at the Company's written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the debt represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 3.06. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in all notices to Holders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

     Section 3.07. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

     Section 3.08. Special Record Date. Any interest on any Note that is payable but not punctually paid or duly provided for on any Interest Payment Date ("DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "SPECIAL RECORD DATE"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Notes at their addresses as they appear in the Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                                    ARTICLE 4
                       PARTICULAR COVENANTS OF THE COMPANY

     Section 4.01. Payment of Principal, Interest and Liquidated Damages. The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest (including Liquidated Damages, if any) on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of accrued and unpaid interest (including Liquidated Damages, if any) on the Notes due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Holder with an aggregate principal amount in excess of $5,000,000, at the application of such holder in writing to the Note Registrar not later than the relevant record date, accrued and unpaid interest (including Liquidated Damages, if any) on such holder's Notes shall be paid by wire transfer in immediately available funds to such holder's account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest (including Liquidated Damages, if any) made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

     Section 4.02. Maintenance of Office or Agency. The Company will maintain in Boston, Massachusetts an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Boston, Massachusetts.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Boston, Massachusetts for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term Paying Agent include any such additional or other offices or agencies, as applicable.

     The Company hereby initially designates the Trustee as the Paying Agent, Conversion Agent, Note Registrar and Custodian and the Corporate Trust Office and the office or agency of the Trustee in Boston, Massachusetts shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 6.10(a) and the third paragraph of Section 6.11.

     Section 4.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 4.04. Provisions as to Paying Agent.

     (a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

          (i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid interest (including Liquidated Damages, if any) on, the Notes (whether such sums have been paid to it by the Company) in trust for the benefit of the holders of the Notes;

          (ii) that it will give the Trustee notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid interest (including Liquidated Damages, if any) on, the Notes when the same shall be due and payable; and

          (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal of, or accrued and unpaid interest (including Liquidated Damages, if any) on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest (including Liquidated Damages, if any) and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00
a. m., New York City time, on such date.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of and accrued and unpaid interest (including Liquidated Damages, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal and accrued and unpaid interest (including Liquidated Damages, if any) so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of and accrued and unpaid interest (including Liquidated Damages, if any) on the Notes, when the same shall become due and payable.

     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the

Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

     Section 4.05. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, or, following any transaction described in Section 10.01, the legal existence of the resulting, surviving or transferee Person in accordance with Section 10.02.

     Section 4.06. Rule 144A Information Requirement and Annual Reports.

     (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or beneficial owner of such Notes may reasonably request to the extent required from time to time to enable such holder or beneficial holder to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

     (b) The Company will deliver to the Trustee within fifteen (15) days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with the requirements of Trust Indenture Act
Section 314(a).

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers' Certificate).

     (d) Documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR.

     Section 4.07. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on

December 31, 2007) an Officers' Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

     In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers' Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

     Any notice required to be given under this Section 4.07 shall be delivered to the Trustee at its Corporate Trust Office.

     Section 4.08. Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.09. Liquidated Damages. If the Company is required to pay Liquidated Damages pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (a) the amount of such Liquidated Damages that is payable and (b) the date on which such Liquidated Damages are payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

                                    ARTICLE 5
                                    REMEDIES

     Section 5.01. Events of Default.

     "EVENT OF DEFAULT," wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in any payment of interest or Liquidated Damages on any Note when due and payable and the default continues for a period of 30 calendar days; or

     (b) default in the payment of principal of any Note when due and payable at Maturity, upon required repurchase, upon acceleration or otherwise; or

     (c) failure by the Company to comply with its obligation to convert the Notes into shares of Common Stock or units of Reference Property or, cash and shares or units, if any, of Common Stock or Reference Property, as applicable, upon exercise of a Holder's conversion right, and, in the case of the Company's failure to convert the Notes into shares of Common Stock or units of Reference Property, such failure continues for five days; or

     (d) failure by the Company to comply with its obligations under Article 10; or

     (e) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 14.01 or comply with its notice requirements under Sections 12.01(b)-(d) when due; or

     (f) failure by the Company for 90 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Outstanding Notes has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture; or

     (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $10.0 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and in any such case of (i) or (ii), without such debt having been paid or discharged within a period of 30 days after the occurrence of such debt becoming or being declared due and payable or the failure to pay, as the case may be; or

     (h) failure by the Company or any of its Subsidiaries, within 60 calendar days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $10.0 million, which are not stayed on appeal; or

     (i) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration of acceleration, all principal and all accrued interest (including any Liquidated Damages, if any) on the Notes shall become immediately due and payable. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company occurs, the principal of, and accrued interest (including any Liquidated Damages, if any) on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

     Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 4.06 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 90 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the "EXTENSION RIGHT") to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the "EXTENSION FEE"). If the Company so elects, the Extension Fee shall be payable on all Outstanding Notes on the date on which the Event of Default specified in Section 5.01(f) relating to a failure to comply with the obligations under Section 4.06 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs. If such Event of Default has not been cured or waived pursuant to
Section 5.04 prior to such 91st calendar day, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest (including any Liquidated Damages, if any) on all such Notes to be due and payable immediately. If the Company elects to pay the

Extension Fee as the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 4.06 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify in writing the Holders, the Paying Agent and the Trustee of such election at any time on or before the close of business on the first Business Day following the date on which such Event of Default first occurs. If the Company fails to give timely notice or pay the Extension Fee, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. If an Extension Fee is payable under this Section 5.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Extension Fee that is payable and (ii) the date on which such Extension Fee is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     Notwithstanding the foregoing paragraph, if an Event of Default occurs under any series of the Company's debt securities (other than the Notes) issued subsequent to the Issue Date resulting from the Company's failure to comply with obligations similar to those contained in Section 4.06 or the requirements of
Section 314(a)(1) of the Trust Indenture Act, and such Event of Default is not subject to extension on terms similar to those set forth in the foregoing paragraph and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Notes shall be subject to acceleration as provided in the first paragraph of this
Section 5.02.

     This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Default under this Indenture with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.04, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of

Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

     Section 5.03. Unconditional Right of Holders to Receive Principal, Liquidated Damages and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest and Liquidated Damages on such Note on the Maturity Date, and to convert such Note in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

     Section 5.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default hereunder and its consequences, except a Default (A) in the uncured payment of the principal of or interest or Liquidated Damages on any Note or the uncured failure to deliver shares of Common Stock (or, if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and the Company has irrevocably made the Net Share Settlement Election, cash and shares, if any, of Common Stock) due upon conversion of any Note, or (B) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected (which nonetheless may be waived by the Holders affected thereby).

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 5.05. Waiver of Stay, Usury or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.06. Conditions to Enforcement. Except to enforce the right to receive payment of principal, interest and Liquidated Damages when due or to receive amounts due to it upon conversion, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

     (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

     (b) Holders of at least 25% principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

     (c) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

     (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

     (e) the Holders of a majority principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

     Section 5.07. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Notes; provided, however, that, subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability.

                                    ARTICLE 6
                             CONCERNING THE TRUSTEE

     Section 6.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived and is known to the Trustee) the Trustee shall (a) mail to each Holder notice of the Event of Default within 90 days after the occurrence of such Event of Default; provided that the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders, and (b) exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

          (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Outstanding Notes, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

     (h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 shall also be afforded to such Custodian, Note Registrar, Paying Agent or transfer agent.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

     Section 6.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 6.01:

     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

     (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

     (h) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such Certificates or Opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); and

     (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers' authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign Officers' Certificates, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than through the Trustee's willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

     Section 6.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Indenture or at the direction of the Company. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, prospectus or other disclosure material distributed with respect to the Notes.

     Section 6.04. Trustee, Paying Agents or Registrar May Own Notes. The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

     Section 6.05. Monies to be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

     Section 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or identifiable claim. The Trustee's right to receive payment of any amounts due under this
Section 6.06 shall not be subordinate to any other liability or debt of the Company. The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(i) or
Section 5.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 6.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 6.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the

Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 6.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10. Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide holder of a Note or Notes for at least six
     (6) months, or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six
(6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten
(10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 6.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

     Section 6.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06.

     No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 6.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 6.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company.

     Section 6.14. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions from the Company in response to such proposal specifying the action to be taken or omitted.

                                    ARTICLE 7
                             CONCERNING THE HOLDERS

     Section 7.01. Action By Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action (an "ACT")), the fact that at the time of taking any Act, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 7, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders and, except as herein otherwise expressly provided, an Act shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Whenever the Company or the Trustee solicits the taking of any Act by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such Act. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action. Any request, demand, authorization, direction, notice consent, waiver or other action by a Holder of any Note shall bind every future Holder of the same Note, and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the

Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 7.02. Proof of Execution by Holders. Subject to Section 11.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders' meeting shall be proved in the manner provided in Section 11.06.

     Section 7.03. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note.

                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

     Section 8.01. Supplemental Indentures Without Consent of Holders of Notes.

     Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

     (a) (x) to cure any ambiguity, manifest error or defect or (y) to cure any omission or inconsistency; provided that, in the case of clause (y) only if the rights of the Holders are not adversely affected in any material respect; or

     (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Notes; or

     (c) to add guarantees with respect to the Notes; or

     (d) to provide for a successor trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or

     (e) to provide for the issuance of Additional Notes, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any holder of the Outstanding Notes; or

     (f) to increase the Conversion Rate; or

     (g) to secure the Notes; or

     (h) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company; or

     (i) to provide for the conversion of Notes pursuant to Section 12.10; or

     (j) to make any changes or modifications to this Indenture, provided that such action pursuant to this clause (j) shall not adversely affect the rights of the Holders of Notes in any material respect; provided further that any such action to conform the terms of this Indenture or the Notes to the description of the Notes contained in the Offering Circular shall not be deemed to be adverse to the Holders of Notes; or

     (k) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the SEC thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

     (l) to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders of the Notes in any material respect.

     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     Section 8.02. Supplemental Indentures with Consent of Holders of Notes.

     With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) reduce the percentage in aggregate principal amount of Notes the Holders of which must consent to an amendment; or

     (b) reduce the rate or extend the stated time for payment, of interest on any Note or reduce the amount, or extend the stated time for payment of the Extension Fee; or

     (c) reduce the principal, or extend the Maturity Date, of any Note; or

     (d) make any change that adversely affects the conversion rights of any Notes; or

     (e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company's obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

     (f) change the place or currency of payment of principal, interest or the Extension Fee in respect of any Note; or

     (g) impair the right of any Holder to receive payment of principal of, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Note; or

     (h) adversely affect the ranking of the Notes as senior unsecured indebtedness of the Company; or

     (i) make any change in the provisions of this Article 8 that require each Holder's consent or in the waiver provisions in Section 5.02 and Section 5.04.

     It shall not be necessary for any Act of Holders of Notes under this
Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 8.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 8 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 8.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, this Indenture


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shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 8.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article 8 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 8.05. Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee.

     In addition to the documents required by Section 15.05, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 8.

                                    ARTICLE 9
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 9.01. List of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each June 30 and December 31 in each year beginning with December 31, 2007, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

     Section 9.02. Preservation of Information.


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     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list, if any, furnished to it upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                                   ARTICLE 10
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 10.01. Company May Consolidate, Etc. on Certain Terms.

     Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets and properties, to another Person, unless:

     (a) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") if not the Company shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and, to the extent that it is otherwise still operative, shall expressly assume all the obligations of the Company under the Registration Rights Agreement; and

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture or the Registration Rights Agreement.

     Upon any such consolidation, merger, conveyance, transfer or lease the resulting, surviving or transferee (by conveyance, lease or otherwise) Person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture and the Registration Rights Agreement.


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

     Section 10.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest (including Liquidated Damages, if any) on all of the Notes, the due and punctual settlement of the conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company and the Company shall be released from those obligations, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance, transfer or lease, the Person named as the "COMPANY" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     Section 10.03. Officers' Certificate and Opinion of Counsel to be Given Trustee. No merger, consolidation, sale transfer or lease shall be effective unless the Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption complies with the provisions of this
Article 10.


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

                                   ARTICLE 11
                                HOLDERS' MEETINGS

     Section 11.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 8; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

     Section 11.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

     Any meeting of Holders shall be valid without notice if the Holders of all Outstanding Notes are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 11.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such


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Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

     Section 11.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

     At any meeting of Holders, each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of
Section 11.02 or Section 11.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the


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

meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 11.07. No Delay of Rights by Meeting. Nothing contained in this
Section 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 12
                               CONVERSION OF NOTES

     Section 12.01. Conversion Privilege and Conversion Rate.

     (a) Solely upon the occurrence of any of the conditions described in clause
(i), (ii), and (iii) below, and upon compliance with the provisions of this
Article 12, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 15, 2014, at a rate (the "CONVERSION RATE") of 52.4294 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.04 and Section 12.01(e)) per $1,000 principal amount of the Note (the "CONVERSION OBLIGATION") under the circumstances and during the periods set forth below. On and after March 15, 2014, regardless of the conditions described in clause (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of Notes at the applicable Conversion Rate at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date.


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

          (i) The Notes shall be convertible prior to March 15, 2014, during the five Business Day period immediately after any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 97% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day (the "TRADING PRICE CONDITION") determined as set forth below. If a Holder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 97% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per Note is greater than or equal to 97% of the product of
     (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price (as provided to the Trustee by the Company on each such date). If the Trading Price Condition has been met, the Company shall so promptly notify the Holders of the Notes. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than 97% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so promptly notify the Holders of the Notes, and the Trustee shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this Section 12.01(a)(i). Notwithstanding the foregoing, if the Trustee cannot reasonably obtain at least one bid for $1.0 million principal amount of the Notes from a nationally recognized securities dealer selected by the Board of Directors of the Company for the purpose of the determining the Trading Price on any Trading Day, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 97% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date (any such determination by the Trustee shall be conclusive absent manifest error). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Trustee to determine the Trading Price of the Notes, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 97% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date.

          (ii) The Notes shall be convertible prior to March 15, 2014, during any calendar quarter after the calendar quarter ending September 30, 2007 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a


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

     period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 120% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

          (iii) The Notes shall be convertible prior to March 15, 2014, as provided in subsections (b), (c) and (d) of this Section 12.01.

     (b) In the event that the Company elects to:

          (i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten Trading Days immediately preceding the declaration date of such distribution; or

          (ii) distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company's securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for conversion at any time on and after the date that the Company provides the notice to such Holders and the Trustee referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders and the Trustee of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 45th Scheduled Trading Day prior to the Ex-Date for such distribution. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.

     (c) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the Holders shall have the right to convert Notes at any time beginning on the effective date of the transaction and until and including the date that is 45 Scheduled Trading Days after the date that is the effective date


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

of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of subsections (d) of this Section shall apply. The Company shall notify Holders and the Trustee and issue a Press Release on the Effective Date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.

     (d) If a Fundamental Change occurs, the Company shall notify each of the Holders and the Trustee of the occurrence of any such event or transaction on the Effective Date of such event or transaction or, if later, within three Trading Days after the Company has knowledge of such event or transaction. A Holder may surrender Notes for conversion at any time from and after the Effective Date of such event or transaction until (i) the Fundamental Change Repurchase Date for such event or transaction or (ii) if there is no such Fundamental Change Repurchase Date, 45 Scheduled Trading Days following the Effective Date of such Fundamental Change.

     (e) If a Holder elects to convert Notes in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below; provided, however that no increase shall be made in the case of a Fundamental Change described in clause (2) of the definition of Fundamental Change if at least 90% of the consideration paid for the Company's Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in such transaction consists of shares of Common Stock or American Depositary Receipts in respect of shares of Common Stock traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into such shares of such Common Stock or such American Depositary Receipts (or, if the Company has made the Net Share Settlement Election, into cash (in respect of the principal portion of the Notes) and such shares of such Common Stock or such American Depositary Receipts). For purposes of this subsection (e), a conversion shall be deemed to be "IN CONNECTION WITH" a Fundamental Change if such conversion occurs on or after the Effective Date of a Fundamental Change described in clauses (1), (2), (4) or (5) of such definition, in each case until the related Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, 45 Scheduled Trading Days following the Effective Date of such Fundamental Change, as applicable (regardless of whether the provisions of clause (a)(i), (a)(ii), (b) or (c) of this Section shall apply to such conversion).

          (i) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date on which the


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     Make-Whole Fundamental Change occurs or becomes effective and the Stock
     Price at the time of such Make-Whole Fundamental Change; provided that for purposes of determining the number of Additional Shares, the date that a transaction described in clause (1) or (2) of the definition of Fundamental Change occurs or becomes effective shall be the earlier of (x) the date on which such transaction occurs or becomes effective and (y) the date of the first public announcement of such transaction by the Company or the counterparty to the transaction; provided further that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $50.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 12.04), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $15.57 per share (subject to adjustment in the same manner as set forth in Section 12.04), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed
     64.2260 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 12.04).

          (ii) The Stock Prices set forth in the first row of the tables in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

     Section 12.02. Exercise of Conversion Privilege.

     (a) Subject to subsection (b) below, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in shares of fully paid Common Stock by delivering on the third VWAP Trading Day after the relevant Conversion Date a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted, divided by (B) 1,000, multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.03.


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

     (b)(i) If the Company has obtained Stockholder Approval to elect Net Share Settlement of the Notes and the Company irrevocably elects such settlement method at any time on or prior to the 45th Scheduled Trading Day prior to the Maturity Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion for which the Conversion Date occurs after the Company issues the Press Release referred to in subsection (b)(ii) below by delivering, on the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts during the related Observation Period (the "NET SHARE SETTLEMENT ELECTION"); provided that the Company shall deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.

     (ii) If the Company makes the Net Share Settlement Election, the Company will promptly (x) issue a Press Release (and the Net Share Settlement Election will become effective on the date when such Press Release is issued) and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information and (y) provide written notice to the Holders of Notes and the Trustee, in accordance with Section 1.03 of this Indenture, including through the facilities of the Depositary.

     (iii) The Company has no obligation to seek Stockholder Approval, and the Company will not suffer or incur any penalties under the Notes if it does not seek, or does not obtain, Stockholder Approval.

     (iv) Notwithstanding anything to the contrary in this Indenture, at any time before the Company makes the Net Share Settlement Election, the Company may irrevocably renounce its right to the Net Share Settlement Election in subsection (b)(i) above at any time prior to the 45th Scheduled Trading Day preceding the Maturity Date. Upon such renouncement, the Company will no longer have the right to make the Net Share Settlement Election in respect of its Conversion Obligation and any such attempt shall have no effect. If the Company renounces its right to the Net Share Settlement Election, the Company will promptly (x) issue a Press Release (and the renouncement will become effective on the date when such Press Release is issued) and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information and (y) provide written notice to the Holders of Notes and the Trustee, in accordance with Section 1.03 of this Indenture, including through the facilities of the Depositary .

     (c) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in subsection (i) of this Section 12.02 and, if required, pay all taxes or duties, if any,


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

and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.03 (or a facsimile thereof) (a "NOTICE OF CONVERSION") at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of this Section 12.02, and
(D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the "CONVERSION DATE") that the Holder has complied with the requirements set forth in this subsection (c).

     No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 14.01.

     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

     (d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsections (a) or (b), as applicable, of this Section 12.02. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Note surrendered for conversion, or such Holder's nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder's nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

     (e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.


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

     (f) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder's name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     (g) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.

     (h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

     (i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company's settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on the Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

     Section 12.03. Fractions of Shares.


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

     No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Last Reported Sale Price of the Common Stock on the Conversion Date (or, if the Company has made the Net Share Settlement Election, in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period).

                  [Remainder of page intentionally left blank]

     Section 12.04. Adjustment of Conversion Rate.

     The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of the Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

                                                 OS'
                             CR' = CR(0) x ---------------
                                                OS(0)

     where,

     CR(0) = the Conversion Rate in effect immediately prior to the Stock Record Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;

     CR' = the Conversion Rate in effect immediately after the Stock Record Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

     OS(0) = the number of shares of Common Stock outstanding immediately prior to the Stock Record Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be; and

     OS' = the number of shares of Common Stock outstanding as of the Stock Record Date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

     Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Stock Record Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of


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

Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

     (b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them (for a period expiring within 60 calendar days after the Stock Record Date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the average of Last Reported Sale Prices of the Common Stock on the ten Trading Days immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

                                              OS(0) + X
                             CR' = CR(0) x ---------------
                                              OS(0) + Y

     where,

     CR(0) = the Conversion Rate in effect immediately prior to the Stock Record Date for such distribution;

     CR' = the Conversion Rate in effect immediately after the Stock Record Date for such distribution;

     OS(0) = the number of shares of Common Stock outstanding immediately prior to the Stock Record Date for such distribution;

     X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

     Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

     Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Stock Record Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Stock Record Date for such distribution had not been fixed.


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

     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by subsection (a) of this Section), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends or distributions covered by subsection (a) or (b) of this Section 12.04, dividends or distributions paid exclusively in cash referred to in clause (d) below and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this subsection (c) called the "DISTRIBUTED PROPERTY"), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

                                             SP(0)
                          CR' = CR(0) x ---------------
                                          SP(0) - FMV

     where,

     CR(0) = the Conversion Rate in effect immediately prior to the Stock Record Date for such distribution;

     CR' = the Conversion Rate in effect immediately after the Stock Record Date for such distribution;

     SP(0) = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

     FMV = the fair market value on the Ex-Date for such distribution of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock, as determined by the Board of Directors or a committee thereof.

     Such adjustment shall become effective immediately prior to the opening of business on the Stock Record Date for such distribution; provided that if "FMV" as set forth above is equal to or greater than "SP0" as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes has the right to receive upon conversion, for each $1,000 principal amount of Notes, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock


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

equal to the Conversion Rate on the Stock Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, and any provision made by the Company to provide for receipt of the Distributed Property upon conversion of Notes in lieu of an adjustment to the Conversion Rate shall no longer be required. If the Board of Directors determines "FMV" for purposes of this Section 12.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a "SPIN-OFF"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

                                         FMV(0) + MP(0)
                          CR' = CR(0) x ---------------
                                             MP(0)

     where,

     CR(0) = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;

     CR' = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

     FMV(0) = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

     MP(0) = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

     Such adjustment shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have


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

elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate; provided further that in respect of any conversion within the first four Trading Days following the effective date of such Spin-Off (if such Trading Days are also VWAP Trading Days), references to 10 Trading Days shall be deemed replaced with four (4) Trading Days.

     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.04 (and no adjustment to the Conversion Rate under this Section 12.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this subsection (c) and subsections (a) and (b) of this
Section 12.04, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 12.04 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section 12.04 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 12.04 with respect to such dividend or distribution shall then be made), except (A) the Stock Record Date of the dividend or distribution under this subsection (c) shall be substituted as "the Stock Record Date" within the meaning of subsection (a) and subsection (b) and
(B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding immediately prior to the Stock Record Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be" within the meaning of subsection
(a) or "outstanding immediately prior to the Stock Record Date for such distribution" within the meaning of subsection (b).

     (d) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

                                             SP(0)
                          CR' = CR(0) x ---------------
                                           SP(0) - C

     where,

     CR(0) = the Conversion Rate in effect immediately prior to the Stock Record Date for such distribution;

     CR' = the Conversion Rate in effect immediately after the Stock Record Date for such distribution;

     SP(0) = the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution;

     C = the amount in cash per share the Company distributes to holders of Common Stock in such distribution.

     Such adjustment shall become effective immediately after the opening of business on the Stock Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall receive upon conversion, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Stock Record Date for such


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

distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, and any provision made by the Company to provide for receipt of the Distributed Property upon conversion of Notes in lieu of an adjustment to the Conversion Rate shall no longer be required.

     For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section 12.04 to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

     (e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

                                       AC + (SP' x OS')
                        CR' = CR(0) x ------------------
                                          OS(0) x SP'

     where,

     CR(0) = the Conversion Rate in effect on the date such tender or exchange offer expires;

     CR' = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

     AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

     OS(0) = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;


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

     OS' = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

     SP' = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

     Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

     (f) If the Company or any of its Subsidiaries make a payment in respect of a repurchase of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the "CURRENT MARKET PRICE" (as defined below) of the Common Stock (such excess, the "REPURCHASE PREMIUM"), and such repurchase, together with all other repurchases of the Common Stock by the Company or one of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months, not triggering a Conversion Rate adjustment (except for repurchases of the Common Stock effected by the Company or its agents in conformity with Rule 10b-18 under the Exchange Act), results in the payment by us of an aggregate consideration exceeding an amount equal to 10% of our "MARKET CAPITALIZATION" (as defined below), the Conversion Rate will be increased based on the following formula:

                                              FMV
                        CR' = CR(0) x ------------------
                                         FMV - (RP/OS)

     CR(0) = the Conversion Rate in effect immediately prior to the fifth Trading Day immediately following the date of the repurchase triggering the adjustment under this clause (f);

     CR' = the Conversion Rate in effect immediately after the scheduled close of trading on the fifth Trading Day immediately following the date of the repurchase triggering the adjustment under this clause (f);

     FMV = the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days beginning on the Trading Day following the date of the repurchase triggering the adjustment under this clause (f) (the "FAIR MARKET VALUE");


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

     RP = the aggregate amount of all of the repurchase premiums paid in connection with such repurchases; and

     OS = the number of shares of outstanding Common Stock on the day following the date of the repurchase triggering the adjustment under this clause (f), as determined by our board of directors.

     "MARKET CAPITALIZATION" means the fair market value of the Common Stock, multiplied by the number of shares of the Common Stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase.

     "CURRENT MARKET PRICE" means the average of the Last Reported Closing Sale Prices of the Common Stock for the ten consecutive Trading Days ending on the date of the repurchase triggering the adjustment.

     The adjustment to the conversion rate under this clause (f) will occur immediately after the scheduled close of trading on the fifth Trading Day from, and including, the date of the repurchase triggering the adjustment; provided that in respect of any conversion within the five Trading Days immediately following, and including, the date of the repurchase triggering the adjustment, references with respect to five Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date of the repurchase triggering the adjustment and the Conversion Date in determining the applicable Conversion Rate. If a payment would cause an adjustment to the conversion rate under both clause (e) and (f), the provisions of clause (f) shall control.

     No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

     For purposes of this Section 12.04 the term "STOCK RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     Notwithstanding anything to the contrary, if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and the Company has irrevocably made the Net Share Settlement Election at any time on or prior to the 45th Scheduled Trading Day preceding the Maturity Date, then each reference to "STOCK RECORD DATE" in this Section 12.04 shall be deemed as a reference to "EX-DATE", effective on the date on which the Net Share Settlement


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

Election becomes effective pursuant to Section 12.02(b)(i) and Section 12.02(b)(ii).

     (g) In addition to any increases to the Conversion Rate required by subsections (a), (b), (c), (d), (e) and (f) of this Section 12.04, and to the extent permitted by applicable law and the rules of the NASDAQ Global Select Market or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company's best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Register provided for in Section 9.01 and the Trustee a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

     (h) Without limiting the foregoing, no adjustment to the Conversion Rate will be made:

          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

          (iv) upon exercise of the Company's right to repurchase Common Stock pursuant to its Termination and Repurchase Agreement dated June 11, 2007 with Boston Scientific Corporation;

          (v) for a change in the par value of the Common Stock; or

          (vi) for accrued and unpaid Interest.


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     (i) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. If the effective date of any Adjustment Event occurs during an Observation Period for any Notes, then the Company will make proportional adjustments to the number of deliverable shares of Common Stock for each VWAP Trading Day during the portion of the Observation Period preceding the effective date of such Adjustment Event.

     (j) In any case in which this Section 12.04 provides that an adjustment shall become effective immediately after (1) the Stock Record Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section (each an "ADJUSTMENT DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities (or, if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election, cash and, if applicable, shares of Common Stock or other securities) issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.03. For purposes of this subsection (i), the term "ADJUSTMENT EVENT" shall mean:

          (i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of Capital Stock, evidences of indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

          (ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (k) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (l) For the avoidance of doubt, if a Holder converts Notes prior to the Effective Date of a Make-Whole Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.

     (m) With respect to a conversion of Notes pursuant to this Article 12, at and after the close of business on the Conversion Date (or, if the Company has


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obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election, the last VWAP Trading Day of the related Observation Period) (each such day the "RELEVANT DATE"), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the Conversion Date (or, if the Company has made the Net Share Settlement Election, last VWAP Trading Day of the related Observation Period) and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

     (n) Whenever the Company has obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election and any provision of this Article 12 requires a calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to the Daily Settlement Amount (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

     (o) For purposes of this Section 12.04, the number of shares of Common Stock outstanding at any time shall not include shares held in the treasury of the Company.

     Section 12.05. Notice of Adjustments of Conversion Rate.

     Whenever the Conversion Rate is adjusted as herein provided:

     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and


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     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 1.03.

     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

     Section 12.06. Company to Reserve Common Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

     Section 12.07. Taxes on Conversions.

     Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

     Section 12.08. Certain Covenants.

     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed,


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so long as the Common Stock shall be so listed on such exchange, all Common
Stock issuable upon conversion of the Notes.

     Section 12.09. Cancellation of Converted Notes.

     All Notes surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposal, shall deliver a certificate of such disposal to the Company, at the Company's written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the debt represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 12.10. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

     If any of the following events occur, namely (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event of the Company with another Person or
(iv) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iv) a "MERGER EVENT"), then:

     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 8.01(i) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale, transfer or conveyance or Fundamental Change described in


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

clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in
Article 14.

     In the event a supplemental indenture is executed pursuant to this Section 12.10, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.

     (b) Notwithstanding the provisions of Section 12.02(a) to (b), and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the "REFERENCE PROPERTY"); provided that if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election at any time on or prior to the 45th Scheduled Trading Day preceding the Maturity Date, a Holder shall be entitled from and after the effective time of such transaction to convert its Notes into cash and, in lieu of Common Stock, if any, the same type (and in the same proportions) of Reference Property that a holder of Common Stock would have received, based on the Daily Settlement Amounts of Reference Property and the applicable Conversion Rate, as described under Section 12.02(b) and the definition of "Daily VWAP". For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of changes of control, consolidations, binding share exchanges, recapitalizations, reclassifications, mergers, combinations, sales or transfers of


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

assets or Fundamental Changes described in clause (2) of the definition of Fundamental Change or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined, based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect any right of a Holder of Notes to convert its Notes in accordance with the provisions of this Article 12 prior to the effective date.

     (c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 12.10 to be mailed to each Holder, at his address appearing on the Register provided for in Section 9.01, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     (d) The above provisions of this Section shall similarly apply to successive Merger Events.

     Section 12.11. Responsibility of Trustee for Conversion Provisions.

     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.

     Section 12.12. Right to Set-off Withholding Taxes. The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of cash and Common Stock on the Notes. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Daily VWAP for each VWAP Trading Day in the relevant Observation Period.


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                                   ARTICLE 13
                                    DISCHARGE

     Section 13.01. Discharge of Liability on Notes.

     When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (or, if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election, after all related Observation Periods have elapsed) and the Company shall deliver to the Holders shares of Common Stock (or, if the Company has obtained Stockholder Approval to make the Net Share Settlement Election and has irrevocably made the Net Share Settlement Election, a combination of cash and shares, if any, of Common Stock), sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, Fundamental Change Repurchase Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to the Maturity Date, Fundamental Change Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Notes, including, without limitation, its rights under Section 6.06), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 13.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes; provided however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee,


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Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to
compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Notes.

     Section 13.02. Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     Section 13.03. Officers' Certificate; Opinion of Counsel.

     Upon any application or demand by the Company to the Trustee to take any action under Section 13.01, the Company shall furnish to the Trustee an Officers' Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

                                   ARTICLE 14
                               REPURCHASE OF NOTES

     Section 14.01. Right to Require Repurchase Upon a Fundamental Change.

     (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the "FUNDAMENTAL CHANGE REPURCHASE DATE") specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest


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Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE").

     However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if a Fundamental Change under clauses (1), (2) or (3) of the definition of Fundamental Change occurs and at least 90% of the consideration paid for the Company's Common Stock (excluding cash payments for fractional shares and, cash payments made pursuant to dissenters' appraisal rights and cash dividends) in the case of a Fundamental Change under clause (2) of the definition of Fundamental Change consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (or will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions, the Notes become convertible into such shares of Capital Stock or such American Depositary Receipts (or subject to the Company's right to elect to satisfy its conversion obligation in cash and such shares of Capital Stock or such American Depositary Receipts pursuant to Section 12.02 hereof).

     Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

          (i) if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the "FUNDAMENTAL CHANGE REPURCHASE NOTICE") in the form set forth on the reverse of the Note or, if the Notes are held in global form, a notice that complies with the Applicable Procedures, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

          (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 14.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

     The Fundamental Change Repurchase Notice shall state:


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               (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

               (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

               (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 14.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 14.01.

     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

     (b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the "FUNDAMENTAL CHANGE REPURCHASE RIGHT NOTICE") of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York or on the Company's website or through such other public medium as the Company may use at such time.

     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

          (i) the events causing the Fundamental Change;


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

          (ii) the date of the Fundamental Change;

          (iii) the Fundamental Change Repurchase Date and the last date on which a Holder may exercise the repurchase right;

          (iv) the Fundamental Change Repurchase Price;

          (v) the name and address of the Paying Agent and the Conversion Agent, if applicable;

          (vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

          (vii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

          (viii) that the Holder must exercise the repurchase right on or prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE EXPIRATION TIME");

          (ix) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and

          (x) the procedures that Holders must follow to require the Company to repurchase their Notes.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

          (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,

          (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

          (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which


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

     portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with the Applicable Procedures.

     (d) On or prior to 11:00 a.m., New York City time, on the Business Day on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 14.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 14.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that all payments shall be subject to Section 14.01(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding,
(ii) interest shall cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes.

     (f) No Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to such date.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

     Section 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     Section 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 15.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

     Section 15.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Section 15.06. Legal Holidays. In any case where any Interest Payment
Date, Fundamental Change Repurchase Date, or Maturity Date will not be a Business Day (or in the case of Maturity Date, Scheduled Trading Day), then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day (or, in the case of Maturity Date, the next succeeding Scheduled Trading Day) with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date to the next succeeding Business Day (or, in the case of Maturity Date, the next succeeding Scheduled Trading Day).

     Section 15.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

     Section 15.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 15.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 15.10. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and conversions of Notes hereunder, including under Section 2.05, Section 2.06, and Section 2.07, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "BY THE TRUSTEE" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such holders appear on the Note Register.

     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent's fees to be unreasonable.

     The provisions of Section 6.02, Section 6.03, Section 6.04, Section 3.07 and this Section 15.10 shall be applicable to any authenticating agent.

     Section 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 15.12. Waiver of Jury Trial. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transaction contemplated hereby.

     Section 15.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                        ASPECT MEDICAL SYSTEMS, INC.


                                        By: /s/ Nassib G. Chamoun
                                            ------------------------------------
                                        Name: Nassib G. Chamoun
                                        Title: President and Chief Executive
                                               Officer


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ James P. Freeman
                                            ------------------------------------
                                        Name: James P. Freeman
                                        Title: Vice President

                                   SCHEDULE A

     The following table sets forth the adjustments to the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 in principal amount of the Notes, in the event of a Make-Whole Fundamental Change:

                                 Effective Date

 STOCK   JUNE 20,   JUNE 15,   JUNE 15,   JUNE 15,   JUNE 15,   JUNE 15,   JUNE 15,   JUNE 15,
PRICE      2007       2008       2009       2010       2011       2012       2013       2014
------   --------   --------   --------   --------   --------   --------   --------   --------
$15.57    11.7966    11.7966    11.7966    11.7966    11.7966    11.7966    11.5489    11.7845
$16.00    11.1452    11.2547    11.3214    11.3556    11.2246    10.9306    10.4233    10.0556
$17.00     9.7960     9.8417     9.8295     9.7637     9.5072     9.0354     8.1983     6.3911
$18.00     8.6492     8.6464     8.5751     8.4355     8.0894     7.4955     6.4386     3.1300
$19.00     7.6673     7.6280     7.5131     7.3203     6.9128     6.2405     5.0544     0.4897
$20.00     6.8211     6.7547     6.6083     6.3782     5.9313     5.2148     3.9706     0.0000
$22.50     5.1587     5.0535     4.8652     4.5907     4.1103     3.3832     2.1959     0.0000
$25.00     3.9590     3.8407     3.6428     3.3659     2.9059     2.2453     1.2511     0.0000
$27.50     3.0703     2.9526     2.7620     2.5037     2.0879     1.5215     0.7442     0.0000
$30.00     2.3980     2.2880     2.1127     1.8822     1.5186     1.0491     0.4644     0.0000
$35.00     1.4764     1.3899     1.2523     1.0828     0.8198     0.5143     0.2019     0.0000
$40.00     0.9036     0.8415     0.7392     0.6230     0.4413     0.2493     0.0889     0.0000
$45.00     0.5368     0.4957     0.4222     0.3470     0.2264     0.1067     0.0279     0.0000
$50.00     0.2988     0.2746     0.2232     0.1772     0.1013     0.0274     0.0000     0.0000